Exhibit (o)(2): Form of Amended and Restated Multiple Class Plan
        --------------                Pursuant to Rule 18f-3

                          FORM OF AMENDED AND RESTATED
                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

                                       for

                         NEW PROVIDENCE INVESTMENT TRUST


         WHEREAS, New Providence Investment Trust (the "Trust") engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act");

         WHEREAS, shares of common stock of the Trust are currently divided into separate series (the "Funds"), as identified in Appendix A; and

         WHEREAS, the Trust desires to adopt, on behalf of each Fund, a Multiple Class Plan pursuant to Rule 18f-3 under the Act (the "Plan") with respect to each of the Funds;

         NOW, THEREFORE, the Trust hereby adopts, on behalf of the Funds, the Plan, in accordance with Rule 18f-3 under the Act on the following terms and conditions:

         1. Features of the Classes. Each Fund may issue the following classes of shares: Investor Class shares, Institutional Class shares, No-Load Class shares, Class B shares, and Class C Shares. Shares of each class of a Fund shall represent an equal pro rata interest in such Fund and, generally, shall have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that:
(a) each class shall have a different designation; (b) each class of shares shall bear any Class Expenses, as defined in Section 5 below; and (c) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its distribution arrangement and each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class. In addition, Investor Class, Institutional Class, No-Load Class, Class B, and Class C shares shall have the features described in Sections 2, 5 and 6 below.

         2. Sales Charge Structure.

                  (a) Investor Class Shares. Investor Class shares are offered at the public offering price, which includes a front-end sales charge of 5.75% of the amount invested, as set forth in the Investor Class Prospectus.

                  (b) Institutional Class Shares. Institutional Class shares are offered at net asset value ("NAV"). Institutional Class shares are not subject to service fees or distribution fees. As set forth in the Institutional Class Prospectus, Institutional Class shares are offered only to certain categories of institutional customers and are subject to minimum initial and subsequent investments.

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                  (c) No-Load Class Shares. No-Load Class shares of a Fund shall be offered at the then-current NAV without the imposition of a front-end sales charge and without a contingent deferred sales charge ("CDSC").

                  (d) Class B Shares. Class B shares of a Fund shall be offered at the then-current NAV without the imposition of a front-end sales charge. A contingent deferred sales charge in such amount as is described in a Fund's current prospectus or prospectus supplement shall be imposed on Class B shares, subject to such waivers or reductions as are described in the Fund's prospectus or supplement thereto, subject to the supervision of the Fund's Board of Trustees.

                  (e) Class C Shares. Class C shares of a Fund shall be offered at the then-current net asset value without the imposition of a front-end sales charge. A contingent deferred sales charge in such amount as is described in a Fund's current prospectus or prospectus supplement shall be imposed on Class C shares, subject to such waivers or reductions as are described in the Fund's prospectus or supplement thereto, subject to the supervision of the Fund's Board of Trustees.

         3. Service and Distribution Plans. The following classes of shares of each Fund have adopted a Rule 12b-1 plan, each with the following terms:

                  (a) No-Load Class Shares. No-Load Class shares of each Fund may pay Capital Investment Group, Inc., the Fund's distributor ("Distributor"), a monthly fee at an annual rate of 0.25% of the average daily net assets of the Fund's No-Load Class shares for distribution or service activities (each as defined in paragraph (e), below), as designated by the Distributor. Such expenditures paid as service fees to any person who services shareholders may not exceed 0.25% of the average annual net asset value of each class of shares.

                  (b) Investor Class Shares. Investor Class shares of each Fund may pay the Distributor a monthly fee at an annual rate of 0.25% of the average daily net assets of the Fund's Investor Class shares for distribution or service activities (each as defined in paragraph (e), below), as designated by the Distributor. Such expenditures paid as service fees to any person who services shareholders may not exceed 0.25% of the average annual net asset value of each class of shares.

                  (c) Class B Shares. Class B shares of each Fund may pay the Distributor a monthly fee at the annual rate of 1.00% of the average daily net assets of the Fund's Class B shares for distribution or service activities (as defined in paragraph (e), below), as designated by the Distributor. Such expenditures paid as service fees to any person who services shareholders may not exceed 0.25% of the average annual net asset value of each class of shares.

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

                  (d) Class C Shares. Class C shares of each Fund may pay the Distributor a monthly fee at the annual rate of 1.00% of the average daily net assets of the Fund's Class C shares for distribution or service activities (as defined in paragraph (e), below), as designated by the Distributor. Such expenditures paid as service fees to any person who services shareholders may not exceed 0.25% of the average annual net asset value of each class of shares.

                  (e)      Distribution and Service Activities.

                  (i) As used herein, the term "distribution services" shall include services rendered by the Distributor of the shares of a Fund in connection with any activities or expenses primarily intended to result in the sale of shares of a Fund, including, but not limited to, compensation to registered representatives or other employees of the Distributor to other broker-dealers that have entered into an Authorized Dealer Agreement with the Distributor, compensation to and expenses of employees of the Distributor who engage in or support distribution of the Funds' shares; telephone expenses; interest expense; printing of prospectuses and reports for other than existing shareholders; preparation, printing and distribution of sales literature and advertising materials; and profit and overhead on the foregoing.

                  (ii) As used herein, the term "service activities" shall mean activities in connection with the provision of personal, continuing services to investors in each Fund, excluding transfer agent and subtransfer agent services for beneficial owners of shares of a Fund, aggregating and processing purchase and redemption orders, providing beneficial owners with account statements, processing dividend payments, providing subaccounting services for Fund shares held beneficially, forwarding shareholder communications to beneficial owners and receiving, tabulating and transmitting proxies executed by beneficial owners; provided, however, that if the National Association of Securities Dealers Inc. ("NASD") adopts a definition of "service fee" for purposes of
Section 26(d) of the Rules of Fair Practice of the NASD that differs from the definition of "service activities" hereunder, or if the NASD adopts a related definition intended to define the same concept, the definition of "service activities" in this Paragraph shall be automatically amended, without further action of the Board of Trustees, to conform to such NASD definition. Overhead and other expenses of the Distributor related to its "service activities," including telephone and other communications expenses, may be included in the information regarding amounts expended for such activities.

         4. Allocation of Income and Expenses.

         (a) The gross income of each Fund shall, generally, be allocated to each class on the basis of net assets. To the extent practicable, certain expenses (other than Class Expenses as defined below which shall be allocated more specifically) shall be subtracted from the gross income on the basis of the net assets of each class of the Fund. These expenses include:

                  (1) Expenses incurred by the Trust (for example, fees of Trustees, auditors and legal counsel) not attributable to a particular Fund or to a particular class of shares of a Fund ("Corporate Level Expenses"); and

                  (2) Expenses incurred by a Fund not attributable to any particular class of the Fund's shares (for example, advisory fees, custodial fees, or other expenses relating to the management of the Fund's assets) ("Fund Expenses").

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

         (b) Expenses attributable to a particular class ("Class Expenses") shall be limited to: (i) payments made pursuant to a 12b-1 plan; (ii) transfer agent fees attributable to a specific class; (iii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of a specific class; (iv) Blue Sky registration fees incurred by a class; (v) SEC registration fees incurred by a class; (vi) the expense of administrative personnel and services to support the shareholders of a specific class; (vii) litigation or other legal expenses relating solely to one class; (viii) directors' fees incurred as a result of issues relating to one class; (ix) litigation and other legal expenses relating to a specific class; (x) fees or expenses incurred as a result of issues relating to a specific class of shares; (xi) accounting and consulting expenses relating to a specific class; (xii) any fees imposed pursuant to a non-Rule 12b-1 shareholder services plan that relate to a specific class; and (xiii) any additional expenses, not including advisory or custodial fees or other expenses relating to the management of the Funds' assets, if such expenses are actually incurred in a different amount with respect to a class that are of a different kind or to a different degree than with respect to one or more other classes.. Expenses in category (i) above must be allocated to the class for which such expenses are incurred. All other "Class Expenses" listed in categories
(ii)-(xiii) above may be allocated to a class but only if the President and Chief Financial Officer have determined, subject to Board approval or ratification, which of such categories of expenses will be treated as Class Expenses, consistent with applicable legal principles under the Act and the Internal Revenue Code of 1986, as amended.

         Therefore, expenses of a Fund shall be apportioned to each class of shares depending on the nature of the expense item. Corporate Level Expenses and Fund Expenses will be allocated among the classes of shares based on their relative net asset values. Approved Class Expenses shall be allocated to the particular class to which they are attributable. In addition, certain expenses may be allocated differently if their method of imposition changes. Thus, if a Class Expense can no longer be attributed to a class, it shall be charged to a Fund for allocation among classes, as determined by the Board of Trustees. Any additional Class Expenses not specifically identified above which are subsequently identified and determined to be properly allocated to one class of shares shall not be so allocated until approved by the Board of Trustees of the Trust in light of the requirements of the Act and the Internal Revenue Code of 1986, as amended.

         5. Exchange Privileges. Shares of each class will be permitted to be exchanged only for shares of a class with the same characteristics in another Fund of the Trust. All exchange features applicable to each class will be described in the Prospectus.

         6. Conversion Features. Shares of any Class may not be converted into Shares of another Class. Class B shares will convert automatically to Investor Class Shares after eight years without the imposition of a front-end load normally applicable to the Investor Class shares. Subsequent classes of shares (together with Class B Shares, each a "Converting Class"), may convert into another class of shares (together with Investor Class Shares, the "Conversion Class"), subject to such terms as may be approved by the Trustees.

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

         In the event of any material increase in payments authorized under the Rule 12b-1 Distribution Plan (or, if presented to shareholders, any material increase in payments authorized by a non-Rule 12b-1 shareholder services plan) applicable to any Conversion Class, existing Converting Class shares will not be permitted to convert into Conversion Class shares unless the Converting Class shareholders, voting separately as a class, approve the material increase in such payments. Pending approval of such increase, or if such increase is not approved, the Trustees shall take such action as is necessary to ensure that existing Converting Class shares are exchanged or converted into a new class of shares ("New Conversion Class") identical in all material respects to the Conversion Class shares as they existed prior to the implementation of the material increase in payments, no later than the time such shares were scheduled to convert to the Conversion Class shares. Converting Class shares sold after the implementation of the fee increase may convert into Conversion Class shares subject to the higher maximum payment, provided that the material features of the Conversion Class plan and the relationship of such plan to the Converting Class shares were disclosed in an effective registration statement.

         7. Income, Gains, and Losses. Income and realized and unrealized capital gains and losses shall be allocated to each class on the basis of the net asset value of that class in relation to the net asset value of the Fund. Each Fund may allocate income and realized and unrealized capital gains and losses to each share based on relative net assets of each class, as permitted by Rule 18f- 3(c)(2) under the 1940 Act.

         8. Responsibilities of the Trustees. On an ongoing basis, the Trustees will monitor the Trust and each Fund for the existence of any material conflicts among the interests of the classes of shares. The Trustees shall further monitor on an ongoing basis the use of waivers or reimbursement by the Fund's investment adviser and the Distributor of expenses to guard against cross-subsidization between classes. The Trustees, including a majority of the Trustees who are not interested persons of the Trust, shall take such action as is reasonably necessary to eliminate any such conflict that may develop. If a conflict arises, the investment adviser and Distributor, at their own cost, will remedy such conflict up to and including establishing one or more new registered management investment companies.

         9. Quarterly and Annual Reports. The Trustees shall receive quarterly and annual statements concerning all allocated Class Expenses and distribution and servicing expenditures complying with paragraph (b)(3)(ii) of Rule 12b-1, as it may be amended from time to time. In the statements, only expenditures properly attributable to the sale or servicing of a particular class of shares will be used to justify any distribution or servicing fee or other expenses charged to that class. Expenditures not related to the sale or servicing of a particular class shall not be presented to the Trustees to justify any fee attributable to that class. The statements, including the allocations upon which they are based, shall be subject to the review and approval of the independent Trustees in the exercise of their fiduciary duties.

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

         10. Accounting Methodology. (a) The following procedures shall be implemented in order to meet the objective of properly allocating income and expenses among the Funds:

                  (1) On a daily basis, a fund accountant shall calculate the Plan Fee to be charged to each 12b-1 class of shares by calculating the average daily net asset value of such shares outstanding and applying the applicable fee rate of the respective class to the result of that calculation.

                  (2) The  fund  accountant   will  allocate   designated  Class
Expenses, if any, to the respective classes.

                  (3) The fund accountant shall allocate income and Corporate Level and Fund Expenses among the respective classes of shares based on the net asset value of each class in relation to the net asset value of the Fund for Fund Expenses, and in relation to the net asset value of the Trust for Corporate Level Expenses. These calculations shall be based on net asset values at the beginning of the day.

                  (4) The fund accountant shall then complete a worksheet, developed for purposes of complying with this Section of this Plan, using the allocated income and expense calculations from Paragraph (3) above, and the additional fees calculated from Paragraphs (1) and (2) above.

                  (5) The fund accountant shall develop and use appropriate internal control procedures to assure the accuracy of its calculations and appropriate allocation of income and expenses in accordance with this Plan.

         11. Waiver or Reimbursement of Expenses. Expenses may be waived or reimbursed by any adviser to the Trust, by the Trust's underwriter or any other provider of services to the Trust without the prior approval of the Trust's Board of Trustees.

         12. Effectiveness of Plan. This Plan shall not take effect until it has been approved by votes of a majority of both (a) the Trustees of the Trust and
(b) those Trustees of the Trust who are not "interested persons" of the Trust (as defined in the Act) and who have no direct or indirect financial interest in the operation of this Plan, cast in person at a meeting (or meetings) called for the purpose of voting on this Plan.

         13. Material Modifications. This Plan may not be amended to modify materially its terms unless such amendment is approved in the manner provided for initial approval in paragraph 12 hereof.

         14. Limitation of Liability. The Trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or any Fund under this Plan, and the Distributor or any other person, in asserting any rights or claims under this Plan, shall look only to the assets and property of the Trust or such Funds in settlement of such right or claim, and not to such Trustees or shareholders.


Last Revised: September 8, 1999

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

                                   APPENDIX A

            TO THE PLAN AMENDED AND RESTATED UNDER RULE 18f-3 OF THE
                         INVESTMENT COMPANY ACT OF 1940
                                     FOR THE
                         NEW PROVIDENCE INVESTMENT TRUST

----------------------------------------- --------------------------------------
                 Funds                              Classes of Shares
                 -----                              -----------------
----------------------------------------- --------------------------------------
The Wisdom Fund                                 Institutional Class Shares
                                                  Investor Class Shares
                                                     Class B Shares
                                                     Class C Shares
----------------------------------------- --------------------------------------
The New Providence Capital Growth Fund            No-Load Class Shares
----------------------------------------- --------------------------------------
















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